Credit Suisse Small Cap Core Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2006


Portfolio:			Credit Suisse Small Cap Core Fund


Security:			EXCO RESOURCES INC.

Date Purchased:			2/8/2006


Price Per Share:		$13.00


Shares Purchased
by the Portfolio *:		17,700


Total Principal Purchased
by the Portfolio *:		$230,100.00


% of Offering Purchased
by the Portfolio:		.035%


Broker:				Co-Manager


Member:				JP Morgan





Security:			VALERO GP HOLDINGS L

Date Purchased:			07/13/2006


Price Per Share:		$22.00


Shares Purchased
by the Portfolio *:		92,300


Total Principal Purchased
by the Portfolio *:		$2,030,600.00


% of Offering Purchased
by the Portfolio:		.130%


Broker:				Co-Manager


Member:			        LEHMAN BROTHERS




Security:			VALERO GP HOLDINGS L

Date Purchased:			07/13/2006


Price Per Share:		$22.00


Shares Purchased
by the Portfolio *:		900


Total Principal Purchased
by the Portfolio *:		$19,800.00


% of Offering Purchased
by the Portfolio:		.001%


Broker:				Co-Manager


Member:			        A.G. EDWARDS